UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report: July 19, 2021 (July 15, 2021)

PLURISTEM THERAPEUTICS INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

001-31392	98-0351734
(Commission File Number)	(IRS Employer Identification No.)

MATAM Advanced Technology Park Building No. 5 Haifa, Israel	3508409
(Address of Principal Executive Offices)	(Zip Code)

011 972 74 710 8600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	PSTI	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2021, the board of directors, or the Board, of Pluristem Therapeutics Inc., or the Company, appointed Prof. Varda Shalev and Mr. Doron Birger to serve as members of the Board, effective immediately, each to hold office until the next general meeting of shareholders of the Company at which directors are being elected or as set forth in the Company’s bylaws.

Prof. Shalev, age 62, has been serving as a professor at the department of epidemiology at the medical school of Tel Aviv University, Israel since 2019. She has also been serving as a member of the board of directors of BATM Advanced Communications Ltd. since November 2018. She is the CMO OF Alike since May 2020. Prof. Shalev established the Department of Medical Informatics at Maccabi Health Care and was responsible for planning and developing its computerized medical systems. She has pioneered the development of multiple disease registries to support chronic disease management. She has also served as the director of primary care division at Maccabi Health Care from October 2013 to June 2015 and as the Chief Executive Officer of the research and innovation center (KSM Institute and Maccabitech the epidemiological and clinical research arm of Israel’s Maccabi Healthcare Services) at Maccabi Health Care from July 2015 to May 2020. Prof. Shalev holds an MD from Ben Gurion University, Israel, and an MPH in Public Health Administration from Clark University, Massachusetts and her Doc Fellowship in Medical Informatics from Johns Hopkins University.

Mr. Doron Birger, age 70, has been serving as the chairman of the board of directors of Sight Diagnostic Ltd. since June 2014, Nurami Medical Ltd. since April 2016, Ultrasight Medical Imaging Ltd. from June 2019 Intelicanna Ltd. (TASE: INTL) from April 2021 and Matricelf Ltd. (TASE:MTLF ) from December 2020, and as a director of IceCure Medical Ltd. (TASE: ICCM) since August 2012, Vibrant Ltd. since December 2014, Hera Med Ltd. (ASX: HMD) since November 2019, Citrine Global (OTC: CTGL) since March 2020, Kadimastem Ltd. (TASE: KDST) since December 2020 and Netiv Ha’or, a subsidiary of the Israel Electric Corporation Ltd. since March 2020 and as chairman and director in a variety of non-profit organizations. Prior to that, Mr. Birger has served as member of the board of directors of MCS Medical Compression Systems (DBN) Ltd. (TASE:MDCL) from March 2015 to May 2018, Mekorot National Water Company Ltd. from November 2015 to November 2018, and chairman of the board of directors of Insulin Medical Ltd. (TASE: INSL) from March 2016 to August 2017, IOPtima Ltd. from June 2012 to June 2019, MST Medical Surgical Technologies Ltd. from August 2009 to June 2019, Highcon Ltd. from November 2014 to January 2018, Magisto Ltd. from September 2009 to July 2019, Real Imaging Ltd. from November 2018 to April 2019 and Medigus Ltd. (Nasdaq and TASE: MDGS) from May 2015 to September 2018. Mr. Birger holds a BA and MA in economics from the Hebrew University, Israel.

It has not been determined whether Prof. Shalev or Mr. Birger will be named to any Board committees. As remuneration for their services as a directors, each of Prof. Shalev and Mr. Birger will receive the same fees as the Company’s other non-executive directors, as described in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020.

There are no arrangements or understandings between either of Prof. Shalev or Mr. Birger and any other persons pursuant to which she or he was appointed as a member of the Board.

There are no family relationships between any of the Company’s directors or officers and either Prof. Shalev or Mr. Birger. There are no related party transactions involving either Prof. Shalev or Mr. Birger that are reportable under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLURISTEM THERAPEUTICS INC.

Date: July 19, 2021	By:	/s/ Chen Franco-Yehuda
	Name:	Chen Franco-Yehuda
	Title:	Chief Financial Officer

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